Exhibit 99.1

News Release

ONEOK Partners Announces $1.3 Billion Notes Offering

TULSA, Okla., Sept. 10, 2012 /PRNewswire/ — ONEOK Partners, L.P. (NYSE: OKS) today announced that it has priced an offering to sell $1.3 billion of senior notes, consisting of $400 million of five-year senior notes at a coupon of 2.0 percent and $900 million of 10-year senior notes at a coupon of 3.375 percent. The notes will be issued under the partnership’s existing shelf registration statement previously filed with the Securities and Exchange Commission.

The net proceeds, after deducting underwriting discounts and commissions, are expected to be $1.29 billion. ONEOK Partners expects to use the proceeds to repay amounts outstanding under its $1.2 billion commercial paper program and for general partnership purposes, including but not limited to capital expenditures.

The joint book-running managers for the offering are RBS Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc. ONEOK Partners expects the notes offering to close on Sept. 13, 2012.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK Partnersoffered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Attention: Debt Capital Markets Syndicate

Toll-free: 1-866-884-2071

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019

Attention: Capital Markets Group

Toll-free: 1-877-649-6848

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

EX-NC-WSTC

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Toll-free: 1-877-558-2607

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

Analyst Contact:	Andrew Ziola
918-588-7163
Media Contact:	Megan Washbourne
918-588-7572

SOURCE ONEOK Partners, L.P.